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                                                                      EXHIBIT 23





                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-04887) pertaining to the American States Financial Corporation Employees' Savings and Profit-Sharing Plan, the Registration Statement (Form S-8 No. 333-04689) pertaining to the American States Financial Corporation Stock Option Incentive Plan and in the related prospectuses of our report dated January 28, 1997, with respect to the consolidated financial statements and schedules of American States Financial Corporation and subsidiaries included in the Annual Report (Form 10K) for the year ended December 31, 1996.



                                                     ERNST & YOUNG

February 24, 1997